UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SONOSITE, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 9, 2004

Dear Shareholder:

          You are cordially invited to attend the 2004 Annual Meeting of Shareholders of SonoSite, Inc., which will be held on Tuesday, April 27, 2004, at 8:00 a.m., local time, at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904.

          At the annual meeting, you will be asked to consider and vote to elect nine directors to SonoSite’s board of directors and to ratify the appointment of KPMG LLP as our independent accountants for the year ending December 31, 2004.

          SONOSITE’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

          You should read carefully the accompanying notice of annual meeting of shareholders and the proxy statement for additional related information.

          To be sure that your shares are properly represented at the meeting, whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote through the telephone or Internet voting procedures described on the proxy card.  Your stock will be voted in accordance with the instructions you have given in your proxy.  If you attend the annual meeting, you may vote in person if you wish, even though you previously returned your proxy card.  Your prompt cooperation will be greatly appreciated.

Sincerely,

Kevin M. Goodwin
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
WE URGE YOU TO VOTE USING TELPHONE OR INTERNET VOTING IF AVAILABLE TO YOU, OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.

SONOSITE, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, APRIL 27, 2004

          We will hold the 2004 Annual Meeting of Shareholders of SonoSite, Inc. at 8:00 a.m., local time, on Tuesday, April 27, 2004, at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904, for the following purposes:

•	to elect nine directors to SonoSite’s board of directors to serve until the 2005 annual meeting of shareholders;

•	to ratify the appointment of KPMG LLP as our independent accountants for the year ending December 31, 2004; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

          The board of directors has fixed the close of business on March 10, 2004, as the record date for determining shareholders entitled to notice of and to vote at the annual meeting.

          The directors elected will be the nine candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting. The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify appointment of the independent auditors.

          You are cordially invited to attend the annual meeting.  To ensure your representation at the annual meeting, you are urged to complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote through the telephone or Internet voting procedures described on the proxy card, even if you plan to attend the annual meeting.  The shares will be voted in accordance with the instructions you give in your proxy.  You may revoke your proxy at any time before it is voted either by returning a proxy for the same shares bearing a later date, filing with the Secretary of SonoSite a written revocation bearing a later date or attending the annual meeting and voting in person.

By Order of the Board of Directors,

Kathryn Surace-Smith
Vice President, General Counsel and Secretary

Bothell, Washington
March 9, 2004

SONOSITE, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

          This proxy statement is being furnished to holders of shares of common stock of SonoSite in connection with the solicitation of proxies by our board of directors for use at our 2004 annual meeting of shareholders to be held at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904, at 8:00 a.m., local time, on Tuesday, April 27, 2004.  Matters to be considered at the annual meeting are set forth in the accompanying notice of annual meeting of shareholders.  It is expected that the notice of annual meeting of shareholders, proxy statement and accompanying form of proxy will be mailed to shareholders on March 25, 2004.

Record Date; Shares Entitled to Vote; Vote Required

          Only our shareholders of record at the close of business on March 10, 2004, are entitled to notice of and to vote at the annual meeting.  On that date, there were 14,684,349 shares of common stock outstanding.  The number of shareholders of record of our common stock on March 10, 2004, was 3,316.  This figure does not include the number of shareholders whose shares are held by a broker or clearing agency, but does include each such brokerage house or clearing agency as one holder of record.

Revocability of Proxies

          Shares represented at the annual meeting by properly executed proxies will be voted at the annual meeting and, where the shareholder giving the proxy specifies a choice, the proxy will be voted in accordance with the specification so made.  A proxy may be revoked by a shareholder at any time either by:

•	filing with the Secretary of SonoSite, prior to the annual meeting, either a written revocation or a duly executed proxy bearing a later date or

•	attending the annual meeting and voting in person, regardless of whether a proxy has previously been given.

          Presence at the annual meeting will not revoke the shareholder’s proxy unless such shareholder votes in person.

Quorum and Voting

          You will be entitled to one vote per share of common stock that you hold.  Action may be taken on a matter submitted to shareholders at the annual meeting only if a quorum exists.  The presence, in person or by proxy, of one-third of the outstanding shares of common stock entitled to vote as of the close of business on the record date constitutes a quorum.  Abstentions and broker non-votes will count toward establishing a quorum.  Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. Because custodians will have discretionary voting authority with respect to election of directors and the ratification of the independent auditors, there will be no broker non-votes with respect to the election of directors or ratification of the appointment of the independent auditors.

          Under applicable law and SonoSite’s restated articles of incorporation and amended and restated bylaws, if a quorum is present at the annual meeting, the nine nominees for election of directors who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy and entitled to vote shall be elected directors.  You are not entitled to cumulative voting rights in the election of directors.

          The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of the independent auditors.

          Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees listed in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2004; and

•	At the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

          Voting by Mail. By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way your shares will be voted even if you are unable to attend the meeting.

          Voting by Telephone. You may be able to vote by telephone. If so, instructions are included with your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

          Voting on the Internet. You may be able to vote on the Internet. If so, instructions are included with your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

          Voting in Person at the Meeting. If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Electronic Delivery of Proxy Statement and Annual Report

          This proxy statement and the 2003 annual report are available on our Internet site at http://investor.sonosite.com.  Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.  You can choose this option and save SonoSite the cost of producing and mailing these documents by following the instructions provided on your proxy card or following the instructions provided when you vote over the Internet.

          If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to use to access SonoSite’s proxy statement and annual report.  The e-mail also will include instructions for voting over the Internet.  You will have the opportunity to opt out at any time.  You do not have to elect Internet access each year.

Householding

          We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission, or SEC.  Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more shareholders reside.  Any one of the shareholders at a shared address may notify Automatic Data Processing, Inc., or ADP, either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, if such shareholder wishes to receive additional copies of this proxy.  This procedure reduces our printing costs and fees.  Shareholders who participate in householding will continue to receive separate proxy cards.

          If you are a shareholder of record and share an address with one or more other shareholders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, or you wish to request delivery of a single copy of our annual reports, proxy statements and other disclosure documents, you can do so by contacting ADP, either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  You will be removed from or added to the householding program within 30 days of receipt of the revocation of your consent.

          A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Solicitation of Proxies

          Proxies may be solicited by our directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited in person, by mail or telephone.  Any costs relating to such solicitation will be borne by us.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to beneficial owners.

PROPOSAL ONE:  ELECTION OF DIRECTORS

          At the annual meeting, nine directors are to be elected to hold office for a term of one year and, in each case, until his successor shall be elected and shall qualify.  The board of directors has no reason to believe that any of the nominees listed below will be unable to serve as a director.  If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee.

          Unless authority to do so is withheld, the persons named as proxies in the accompanying proxy will vote “FOR” the election of the nominees listed below.

          The following table sets forth the name and age of each nominee for election as a director, the positions and offices held by the nominee with SonoSite and the period during which the nominee has served as a director of SonoSite.

Nominees

Name	Age	Positions and Offices With SonoSite	Director Since

Kirby L. Cramer	67	Chairman of the Board of Directors (non-executive)	1998
Kevin M. Goodwin	46	President, Chief Executive Officer and Director	1998
Edward V. Fritzky	53	Director	1998
Steven R. Goldstein, M.D.	53	Director	1998
Robert G. Hauser, M.D.	64	Director	2004
William G. Parzybok, Jr.	62	Director	1998
Jeffrey Pfeffer, Ph.D.	57	Director	1998
Richard S. Schneider, Ph.D.	63	Director	2001
Jacques Souquet, Ph.D.	57	Director	1998

          Kirby L. Cramer has served as our nonexecutive Chairman of the Board since April 1998.  Since 1991, Mr. Cramer has served as Chairman Emeritus of Hazleton Laboratories Corporation, a contract biological and chemical research laboratory, which was acquired by Corning Inc. in 1987.  He also served as Chairman of Northwestern Trust Company, a private wealth management company, from 1993 until 2002, when it was acquired by Harris Trust Company, a private wealth management company.  Since the acquisition, he has served as non-executive Chairman of Harris Trust Company.  From 1968 to 1987, Mr. Cramer served as Chief Executive Officer of Hazleton Laboratories Corporation.  In addition to the above, Mr. Cramer serves as non-executive Chairman of Corus Pharma, Inc., a private biotechnology company, and is a member of the boards of directors of Harris Bank, N.A., a private national bank, DJ Orthopedics Corporation, an orthopedic device company, and Landec Corporation, a material sciences company.  Mr. Cramer holds a B.A. degree from Northwestern University and a M.B.A. degree from the University of Washington and is a graduate of the Harvard Business School’s Advanced Management Program.

          Kevin M. Goodwin has served as our President, Chief Executive Officer and a director since April 1998.  From February 1997 to April 1998, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound, Inc.’s handheld systems business group. From August 1991 to February 1997, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound’s businesses in Asia, the Pacific and Latin America.  From 1987 to August 1991, Mr. Goodwin served in a variety of sales positions at ATL Ultrasound.  From 1980 to 1987, Mr. Goodwin served in various management positions with American Hospital Supply, Picker International and Baxter Healthcare Corporation, all medical equipment and supply distributors. Mr. Goodwin holds a B.A. degree from Monmouth College, with an emphasis on hospital management, and attended the Executive Program at the Stanford Graduate School of Business.

          Edward V. Fritzky has served as a director of SonoSite since April 1998.  Mr. Fritzky served as Chairman of the Board and Chief Executive Officer of Immunex Corporation, a biotechnology company, from January 1994 until the merger of Immunex with Amgen Inc. in July 2002.  Mr. Fritzky is currently a member of the board of directors of Amgen.  From 1992 to 1994, he served as President of Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical and chemical company. Mr. Fritzky was Vice President of Lederle Laboratories from 1989 to 1992.  Prior to joining Lederle Laboratories, he was an executive at Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company, a pharmaceutical and chemical company.  During his tenure at Searle, Mr. Fritzky was Vice President, Marketing for the United States and later President and General Manager of Searle Canada, Inc., a joint venture with Lorex Pharmaceuticals.  Mr. Fritzky also serves on the boards of directors of Geron Corporation, a biopharmaceutical company, and Jacobs Engineering Group, Inc., an engineering and construction services company. Mr. Fritzky holds a B.A. degree from Duquesne University and is a graduate of the Advanced Executive Program at the J.L. Kellogg Graduate School of Management at Northwestern University.

          Steven R. Goldstein, M.D. has served as a director of SonoSite since April 1998.  Since 1995, he has served as Professor of Obstetrics and Gynecology at New York University School of Medicine.  Since July 1980, Dr. Goldstein has held various positions as a doctor of Obstetrics and Gynecology at New York University Medical Center, serving as Director of Gynecological Ultrasound since 1994, and as Co-Director of Bone Densitometry for the Department of Obstetrics and Gynecology since 1997. Dr. Goldstein holds an M.D. degree from New York University School of Medicine and completed his residency in Obstetrics and Gynecology at New York University-affiliated hospitals in 1980.

          Robert G. Hauser, M.D., has served as a director of SonoSite since February 2004. Since 2003, he has served as President of Cardiovascular Services Division of Abbot Northwestern Hospital.  Dr. Hauser has been a senior consulting cardiologist at the Minneapolis Heart Institute since 1992, and has served as Executive Director since July 1994 and President since February 1997. From 1987 to 2003, he was the director of Pacemaker Surveillance Clinic, Minneapolis Heart Institute.  Dr. Hauser served as President of the Cardiovascular Services Division of Abbott Northwestern Hospital from May 1995 until November 1996.  From 1988, Dr. Hauser served as President and Chief Executive Officer of Cardiac Pacemakers, Inc., and continued as its Chairman and Chief Executive Officer until 1992 following its acquisition by Guidant.  Dr. Hauser is a fellow of the American College of Cardiology and a founding member and chairman of the Heart Rhythm Society (NASPE). He received a B.S. degree from the University of Cincinnati and an M.D. degree from the College of Medicine at University of Cincinnati.

          William G. Parzybok, Jr. has served as a director of SonoSite since May 1998.  From February 1991 to July 1998, Mr. Parzybok was Chairman of the Board and Chief Executive Officer of Fluke Corporation, a manufacturer of electronic test and measurement instruments.  From 1988 to 1991, he served as Vice President and General Manager of various groups of Hewlett-Packard Company, a computer hardware and instrument manufacturer.  Mr. Parzybok is a director of WRQ, Inc., a private software company, and Marned Corporation, a private development company.  Mr. Parzybok holds B.S. and M.S. degrees from Colorado State University.

          Jeffrey Pfeffer, Ph.D. has served as a director of SonoSite since April 1998.  He is the Thomas D. Dee II Professor of Organizational Behavior at the Graduate School of Business at Stanford University, where he has been a faculty member since 1979. He also served on the faculty at the University of Illinois and the University of California at Berkeley and served as the Thomas Henry Carroll-Ford Foundation Visiting Professor of Business Administration at Harvard Business School.  Dr. Pfeffer is a member of the boards of directors of Actify, Inc., a private three-dimensional software company, Audible Magic Corporation, a private internet software company, and Unicru, Inc., a private application service provider of hiring management systems.  Dr. Pfeffer holds B.S. and M.S. degrees from Carnegie Mellon University and a Ph.D. degree from Stanford University.

          Richard S. Schneider, Ph.D. has served as director of SonoSite since April 2001.  From October 1990 until his retirement in June 1999, Dr. Schneider was general partner of Domain Associates in Princeton, New Jersey, a venture capital management firm focused on life sciences.  From April 1986 to July 1990, he served as Vice President of 3i Ventures Corporation, a venture capital company. From June 1983 to December 1986, he served as President of Biomedical Consulting Associates, a biomedical products consulting company. From 1967 to June 1983, he was Vice President and founder of Syva Corporation, a diagnostics company that was part of Syntex Corporation, a pharmaceutical company.  Dr. Schneider is a member of the boards of directors of Landec Corporation, a material sciences company, Selective Genetics Inc., a private gene therapy company, and AvanViva, a DNA tools company. Dr. Schneider holds a B.S. degree in chemistry from the University of California, Berkeley and a Ph.D. degree in organic chemistry from the University of Wisconsin.  Dr. Schneider also completed post-doctoral studies at the Massachusetts Institute of Technology and attended the Stanford Graduate School of Business.

          Jacques Souquet, Ph.D. has served as a director of SonoSite since April 1998.  Dr. Souquet served as Chief Technology Officer of Philips Medical Systems from January 2001 to mid-2002.  Prior to that, Dr. Souquet served as Chief Technology Officer and Senior Vice President for Product Generation at ATL Ultrasound, which was acquired by Philips Medical Systems in September 1998.  Dr. Souquet received a High Engineering Degree from Ecole Superieure d’Electricite of Paris, France, a Ph.D. degree from Orsay University of France in the field of optical memory, and a second Ph.D. degree from Stanford University in the field of new acoustic imaging techniques for medical ultrasound applications and nondestructive testing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES

Director Compensation

          Directors who are employees of SonoSite do not receive any fee for their services as directors. Directors who are not employees of SonoSite are paid an annual retainer of $20,000 plus $1,000 for each board of directors meeting attended and $500 for each executive committee meeting attended. Any nonemployee director serving as Chairman of the Board is paid an additional annual retainer of $20,000. We also reimburse directors for reasonable expenses they incur in attending meetings of the board.

          Directors are eligible to receive options to purchase shares of our common stock under our 1998 Stock Option Plan, or 1998 Plan. Effective April 29, 2003, each nonemployee director, including the Chairman, automatically receives an option to purchase 15,000 shares of our common stock on the date of his or her initial election or appointment as director. Each nonemployee director, including the Chairman, thereafter receives an option to purchase 10,000 shares of our common stock immediately following the next year’s annual meeting of shareholders (provided such director did not receive an initial grant upon appointment to the board of directors in that same year), and following each annual meeting of shareholders thereafter for as long as the director serves on our board. All options have an exercise price equal to the fair market value of the common stock on the date of grant. Options vest in full and become exercisable 12 months after the date of grant, assuming a director’s continued service on our board of directors during this time. Options expire on the tenth anniversary of the date of grant, subject to earlier termination if a director ceases to be a director. Immediately prior to a merger, consolidation, liquidation or similar reorganization of SonoSite, an option granted under the 1998 Plan may be exercised in whole or in part, regardless of whether the vesting schedule for the options has been satisfied.

Information on Committees of the Board of Directors and Meetings

          The board of directors has established an executive committee, a compensation committee, an audit committee and a nominating and corporate governance committee. Each of these committees is responsible to the board of directors and, except to the extent that sole authority over a particular matter has been granted to such committee, its activities are subject to approval of the board. The charters for each of the committees can be viewed on the Internet via our website at www.sonosite.com. The functions performed by these committees are summarized below.

          In 2003, there were four meetings of the board of directors.  Each board member attended at least 75% of the aggregate of the meetings of the board and of the committees on which he served.  All directors attended our 2003 annual meeting of shareholders.

          Executive Committee.  The executive committee is appointed by the board of directors to support it in the performance of its duties and responsibilities in intervals between regularly scheduled meetings of the board of directors.  Under our bylaws and subject to certain limitations imposed by state law, the executive committee possesses and may exercise, during the intervals between meetings of the board, the powers of the board in the management of the business and affairs of SonoSite with respect to matters referred to it by the board of directors for deliberation or action.  However, the executive committee has no authority to act with respect to the following:

•	The submission to shareholders of any action that needs shareholder approval under applicable laws and regulations;

•	The filling of vacancies on the board of directors or on any committee of the board of directors or the removal of members of the board of directors or any committee of the board of directors;

•	The adoption, amendment or repeal of our bylaws or restated articles of incorporation or any resolutions of the board of directors;

•	The appointment of any member of the Committee;

•	The issuance of any equity or debt security or the declaration of stock or cash dividends, stock rights or stock splits, of any kind;

•	The matters or powers conferred upon other committees of the board of directors; and

•	Any capital expenditure of any kind in excess of $1,000,000.

          At each board meeting, the executive committee must make a report to the board of all action taken by it since its last report to the board.  The members of the executive committee are Messrs. Cramer (Chairman), Goodwin, Fritzky and Parzybok and Dr. Schneider.  There were four executive committee meeting in 2003.

          Compensation Committee. The compensation committee has been delegated by the board of directors to oversee all significant aspects relating to SonoSite’s compensation policies and programs, including recommending director and officer compensation.  The compensation committee’s responsibilities include:

•	Reviewing and approving compensation and benefits for directors and our executive officers;

•	Administering our incentive compensation and benefits plans;

•	Reviewing and approving corporate and individual goals and objectives relevant to the compensation of our officers;

•	Evaluating the performance of our executive officers in light of individual and corporate goals and objectives; and

•	Making recommendations to the board of directors regarding such matters.

          The members of the compensation committee are Drs. Schneider (Chairman), Goldstein, Hauser and Souquet and Mr. Cramer. There were four compensation committee meetings in 2003.

          Audit Committee. The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities.  The Committee is governed by an audit committee charter adopted by the board of directors that may be amended by the board of directors at any time, in which case the most current version will be available on our web site at http://www.sonosite.com.  The audit committee’s primary duties and responsibilities include:

•

Appointing and retaining our independent auditors, approving all audit, review and attest services to be provided by the independent auditors and determining the compensation to be paid for such services;

•	Overseeing the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	Overseeing the qualifications, independence and performance of our independent auditors and internal auditing department;

•

Providing an avenue of communication, including a meeting summary as part of regular board of directors meetings, among the independent auditors, management, the internal auditing department, and the board of directors;

•	Providing a means for processing complaints and anonymous submissions by employees of concerns regarding accounting or auditing matters; and

•	Monitoring compliance with legal and regulatory requirements.

          The members of the audit committee are Messrs. Parzybok (Chairman) and Fritzky and Dr. Pfeffer.  The board of directors has determined that all members of the audit committee meet the independence requirements of both Nasdaq and the SEC and have designated Mr. Parzybok as SonoSite's “audit committee financial expert,” as defined by the in Rule 401(h) of Regulation S-K promulgated by the SEC. Mr. Parzybok's biographical summary is included under “Proposal One: Election of Directors - Nominees” on page 4.  There were five audit committee meetings in 2003.

          Nominating and Corporate Governance Committee. The nominating and corporate governance committee is appointed by the board of directors to help ensure that the board of directors is appropriately constituted to meet its fiduciary obligations to SonoSite and its shareholders.  A complete description of the Committee's functions is provided in its written charter, which is accessible via our website at www.sonosite.com. The nominating and corporate governance committee’s primary duties and responsibilities include:

•	Identifying individuals qualified to become directors and selecting, or recommending that the board of directors select, director nominees for election at our annual meetings of shareholders;

•	Overseeing the annual assessment of each director;

•	Overseeing the assessment of board of directors committee membership and structure;

•	Monitoring the independence of directors under Nasdaq Stock Market listing requirements;

•	Reviewing corporate succession plans for the chief executive officer and other officers; and

•	Establishing director qualifications and the selection criteria for new directors.

          As stated in our corporate governance principles posted on our website at www.sonosite.com, among the characteristics to be considered by the nominating and corporate governance committee in evaluating director candidates are professional background, business experience, judgment and integrity, familiarity with the healthcare industry and technical expertise. To the extent practicable, candidates for open director seats are selected on the principle that relevant business and industry experience is beneficial to the board of directors as a whole.  In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the board of directors and its committees, as well as the nature and time involved in a director's service on other boards.

          The nominating and corporate governance committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the board of directors as a result of a resignation or otherwise, or if the board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board of directors are polled for suggestions as to individuals meeting the criteria described above. The board of directors may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary.

          In accordance with our bylaws and applicable law, recommendations for nominations for directors may be made by any shareholder of record entitled to vote for the election of directors at shareholder meetings held for such purpose.  The requirements a shareholder must follow for recommending persons for election as directors are set forth in our bylaws and the section of this proxy statement titled “Deadline for Receipt of Shareholder Proposals for 2005 Annual Meeting.”  If a shareholder complies with these procedures for recommending persons for election as directors, the committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the committee’s independent judgment in accordance with the policies and procedures adopted in the committee’s charter, will determine whether to recommend the candidates recommended by the shareholders to the board of directors for inclusion in the list of candidates for election as directors at the next shareholder meeting held to elect directors.

          Director nominee Robert G. Hauser, M.D. was submitted for consideration by the Chairman of the Board, Kirby Cramer, to the Committee, which nominated him for election to our board of directors.

          The nominating and corporate governance committee currently consists of Messrs. Fritzky (Chairman), Cramer and Parzybok and Dr. Schneider, all of whom are independent directors within the meaning of the Nasdaq Marketplace Rules. The nominating and corporate governance committee held two meetings in 2003; all members attended both meetings.

Director Independence

The board of directors has determined that each of the following directors is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers: Kirby L. Cramer, Edward V. Fritzky, Steven R. Goldstein, M.D., Robert G. Hauser, M.D., William G. Parzybok, Jr., Jeffrey Pfeffer, Ph.D., Richard S. Schneider, Ph.D. and Jacques Souquet, Ph.D.

Executive Sessions

          Our corporate governance principles require that at each board of directors meeting, and at such other times as determined by the Chairman or as required by applicable law, the independent directors shall meet separately in executive session without management present.

Shareholder Communications with the Board of Directors

          The Board maintains a process for shareholders to communicate with the board of directors.  Shareholders wishing to communicate with the board of directors should send any communication to Secretary, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021.  Any such communication must state the number of shares beneficially owned by the shareholder making the communication.  The Secretary will forward such communication to the full board of directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Conduct

          In February 2004, the board of directors adopted a code of conduct to guide our officers, directors and employees in complying with the law and maintaining the highest standards of ethical conduct. All of our employees must carry out their duties in accordance with the policies set forth in the code of conduct and with applicable laws and regulations.  The code of conduct also sets forth our procedures for reporting possible wrongdoing to executive management and establishes a confidential procedure for reporting to the audit committee. A copy of the code of conduct can be accessed on the Internet via our website at www.sonosite.com.

Compensation Committee Interlocks and Insider Participation

          The members of the compensation committee during the year ended December 31, 2003 were Drs. Schneider (Chairman), Goldstein and Souquet and Mr. Cramer. No member of the compensation committee served during the year ended December 31, 2003, as a member of the compensation committee or board of directors of any entity that has one or more executive officer serving as a member of our compensation committee or board of directors.

EXECUTIVE OFFICERS

          Our executive officers and their ages as of December 31, 2003, are as follows:

Name	Age	Positions	Officer Since

Kevin M. Goodwin	46	President, Chief Executive Officer and Director	1998
Bradley G. Garrett	53	Chief Operating Officer	2000
Michael J. Schuh	43	Vice President – Finance, Chief Financial Officer and Treasurer	2000
Kathryn Surace-Smith	45	Vice President, General Counsel and Secretary	2002
Daniel S. Walton	49	Vice President and General Manager, The Americas	2000

          Kevin M. Goodwin’s biographical summary is included under “Proposal One:  Election of Directors—Nominees” on page 2.

          Bradley G. Garrett was named chief operating officer in October 2003 and oversees product strategy, research and development, product management, manufacturing and service.  Garrett joined SonoSite in April 2000 as chief customer fulfillment officer, overseeing our manufacturing operations for the Company including contract manufacturing integration. Prior to joining SonoSite, Garrett was vice president of operations for Laughlin-Wilt Group.  From 1995 to 1997, he was vice president of operations for Advanced Input Devices. From 1988-1995, Garrett served as director of systems operations for ATL Ultrasound, a diagnostic ultrasound manufacturer.  Garrett holds a master’s degree in business administration and a bachelor of arts degree, both from the University of Oregon in Eugene, Oregon.

          Michael J. Schuh has served as Vice President – Finance and Chief Financial Officer since July 2000, and as Treasurer since February 2003.  From July 2000 to October 2002, Mr. Schuh also served as Secretary.  Previously, Schuh was with Leasetec Corporation in Boulder, Colorado for approximately 14 years.  He held the position of vice president of finance and was responsible for financial control and planning for nine worldwide business units.  As director of strategic planning and acquisitions for Leasetec from 1995 to 1997, he evaluated acquisitions and joint venture opportunities, and organized the initiation of these operations overseas.  Schuh also served in other roles for Leasetec including European finance director and corporate controller.  He also has recently acted as chief financial officer and chief operating officer of Capital Associates in Lakewood, Colorado.  Prior to Leasetec, Schuh served for four years as senior consultant for Deloitte Haskins & Sells in Denver, Colorado.  Schuh holds a bachelor’s degree in business administration from the University of Wisconsin in Madison, Wisconsin.

          Kathryn Surace-Smith, Vice President, General Counsel and Corporate Secretary joined SonoSite in October 2002. From 1996 to August 2002, she was General Counsel at Metawave Communications, a telecommunications equipment provider.  Prior to that, Surace-Smith served as International Counsel for Alcatel Telecom in Paris and as Counsel at the European Bank for Reconstruction and Development in London.  After receiving her law degree from Columbia University in 1985, where she served as editor of the Columbia Law Review, she was in private practice with Gibson, Dunn & Crutcher from 1985 to 1992.  She received her undergraduate degree from Princeton University.

          Daniel S. Walton, Vice President and General Manager, The Americas, joined SonoSite in July 2000.  Prior to joining SonoSite, Walton was senior corporate business manager with Philips Medical Systems North America.  Walton joined ATL Ultrasound Inc. in 1984, in the cardiology division, and then moved on to MD Buyline as marketing director for the Pacific Northwest Region where he worked for six years.  Walton rejoined ATL Ultrasound Inc. in 1993 to serve as manager of corporate accounts.  With the acquisition of ATL by Philips Medical Systems in 1999, Walton was promoted to senior manager corporate business for Philips Medical Systems North America.  Walton began his career in medical products with Baxter Healthcare in 1980.  Walton holds a bachelor of arts degree from the University of Washington in Seattle, Washington and completed the Executive Program at the Kellogg School of Management in Evanston, Illinois.

EXECUTIVE COMPENSATION

Summary Compensation

          The following summary compensation table sets forth information regarding compensation earned during 2003, 2002 and 2001 by our chief executive officer and our other executive officers whose salary and bonus exceeded $100,000 in 2003.

				Long-Term Awards

	Annual Compensation			Common Stock Underlying Options (#)	All Other Compensation (1)

Name and Principal Position	Year	Salary	Bonus

Kevin M. Goodwin	2003	$300,000	$—	50,000	$21,385
President and Chief Executive Officer	2002	275,000	50,000	—	60,475
	2001	275,000	—	100,000	8,201

Bradley G. Garrett	2003	198,300	25,000	25,000	18,350
Chief Operating Officer	2002	195,000	29,500	20,000	9,325
	2001	180,000	—	10,000	1,151

Michael J. Schuh	2003	190,000	—	25,000	9,500
Vice President - Finance, Chief Financial Officer and Treasurer	2002	190,000	59,000	25,000	3,624
	2001	170,770	—	30,000	3,532

Kathryn Surace-Smith (2)	2003	166,265	32,500	20,000	5,111
Vice President, General Counsel and Secretary	2002	31,350	—	30,000	43

Daniel S. Walton	2003	186,250	—	20,000	31,390
Vice President and General Manager, The Americas	2002	165,000	70,397	20,000	9,884
	2001	159,300	—	30,000	7,716

(1)

Unless otherwise indicated, “All Other Compensation” consists of employer-matching contributions made to the SonoSite 401(k) Retirement Savings Plan and group term life premiums paid by SonoSite, and for years 2002 and 2003, it also consists of accrued paid time off paid by SonoSite.

(2)	Ms. Surace-Smith joined SonoSite on October 7, 2002, and her 2002 compensation reflects a partial year of service.

Option Grants in 2003

          The following table sets forth information regarding stock options granted to our executive officers named in the summary compensation table above during the year ended December 31, 2003.

	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in 2003 (1)	Exercise Price Per Share (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

						5%	10%

Kevin M. Goodwin	50,000	(4)	9.30	$16.025	04/29/13	$503,902	$1,276,986
Bradley G. Garrett	25,000	(4)	4.65	16.025	04/29/13	251,951	638,493
Michael J. Schuh	25,000	(4)	4.65	16.025	04/29/13	251,951	638,493
Kathryn Surace-Smith	20,000	(4)	3.72	16.025	04/29/13	201,561	510,794
Daniel S. Walton	20,000	(4)	3.72	16.025	04/29/13	201,561	510,794

(1)	Based on a total of 537,750 options granted to employees during 2003.
(2)	The exercise price per share is the average of the high and low sales prices of our common stock as reported on the date of grant by the Nasdaq National Market.
(3)	The assumed rates of appreciation are prescribed by the SEC for illustrative purposes only and are not intended to forecast or predict future stock prices.
(4)	Such options vest and become exercisable at the rate of approximately 2% monthly, commencing one month from the date of grant, with 100% vested and exercisable four years from the date of grant.

Option Exercises in 2003 and Year-End Values

          The following table sets forth information regarding the value of outstanding options at December 31, 2003 by our executive officers named in the summary compensation table above. No options were exercised by such executive officers in 2003.

	Number of Securities Underlying Unexercised Options (#)		Value of Unexercised In-the-Money Options ($) (1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin M. Goodwin	238,333	91,667	$2,755,045	$576,710
Bradley G. Garrett	74,166	60,834	232,767	330,058
Michael J. Schuh	70,416	69,584	177,486	384,014
Kathryn Surace-Smith	10,833	39,167	99,140	333,860
Daniel S. Walton	49,583	65,417	168,190	419,560

(1)	The value of the unexercised options is calculated based on the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2003, which was $21.49 per share.

Change-in-Control Arrangements

          Change-in-Control Agreements. We have entered into change-in-control agreements with each of the named executive officers. These agreements are substantially similar to each other.

          Upon a change in control, during the term of the agreement and as long as the executive continues to be employed, the executive will receive an annual base salary that is no less than the annual base salary in effect immediately before the change in control and an annual bonus equal to at least the average of the three annual bonuses paid to the executive in the three years prior to the change in control.  The executive also will be entitled to continue participating in our employee benefit and welfare benefit plans and programs.

          Following a change in control, if the executive is terminated for cause or due to the expiration of his or her change-in-control agreement, or if he or she terminates his employment for reasons other than for good reason (as defined in the agreement), the executive will receive only his or her salary and any accrued benefits for the period of service prior to such termination or expiration.

          Following a change in control, if the executive’s employment is terminated for any reason other than death or disability, or any reason other than for cause, or if the executive terminates his or her employment for good reason, the executive will receive:

•

severance payments equal to two times the sum of (i) the executive’s annual base salary in effect immediately prior to the date of the change in control or the date of termination, whichever salary is higher, unless the executive is a part-time employee on the date of termination, in which case the executive’s annual base salary in effect on the date of termination will be paid, and (ii) a payment equal to the percentage of the executive’s annual base salary to be paid under clause (i) above that was paid as a bonus for the fiscal year ended immediately prior to the change in control or, if no bonus was paid in the prior year or if the termination occurred prior to the determination of such percentage, a payment of 10% of the annual base salary to be paid under clause (i);

•	a payment equal to the amount of any accrued benefits prior to the date of termination; and

•	insurance benefits, at our expense, for a period of one year after the date of termination or a payment, at our option, equal to the cost of such benefits for this one-year period.

          The agreement also provides for payments to the executive if the executive, following a change in control, suffers a disability while employed by us and provides for payments to the executive’s estate if the executive dies while employed by us.

          Each agreement provides for an initial term of two years, with automatic renewal for successive two-year terms on each annual anniversary date of the agreement, unless earlier terminated.  If a change in control (as defined in the agreements) occurs, however, each agreement will expire two years after the change in control, unless earlier terminated.  Each agreement may be earlier terminated:

•	prior to a change in control, by us upon 30 days’ prior written notice, so long as a change in control does not occur prior to the termination date set forth in the notice,

•	prior to a change in control, by the executive upon 30 days’ prior written notice, whether or not a change in control occurs prior to the termination date set forth in the notice, and

•	after a change in control, by us or the executive upon 30 days’ prior written notice.

          1998 Plan. Under the 1998 Plan (and under our Management Incentive Compensation Plan, which incorporates the terms of the 1998 Plan with respect to stock options), upon a change in control each outstanding option will automatically become exercisable in full for the total remaining number of shares covered by the option.  In addition, during the 90-day period following a change in control, an optionee may choose to receive cash equal to the difference between the exercise price of the option and the fair market value of a share of common stock of SonoSite as determined pursuant to the 1998 Plan, except during the six-month period prior to the change in control, in lieu of exercising the option and paying the option price. All restrictions on shares of restricted stock, if any are granted under the 1998 Plan, will lapse upon a change in control.  These acceleration provisions apply to all outstanding options issued to all employees.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

          The information contained in the following report of the compensation committee of our board of directors shall not be deemed to be “soliciting material” or “filed” with the SEC except to the extent that SonoSite specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

          The current members of the compensation committee of the board of directors are Richard S. Schneider, Ph.D. (Chairman), Steven R. Goldstein, M.D., Jacques Souquet, Ph.D. and Kirby L. Cramer, all of whom are independent nonemployee directors.  All members served on the compensation committee for the entire year of 2003.  The compensation committee is responsible for SonoSite’s executive compensation program and for administering all stock option plans, including the 1998 Plan, under which stock option grants and other types of incentive compensation may be made to executive officers.  On an annual basis, the compensation committee evaluates the performance and compensation of SonoSite’s executive officers.

          Our executive compensation philosophy is based on two key elements.  The first is to attract and retain talented executive personnel by paying them market or a premium to market base salary.  Offering market or premium to market base salary is designed to provide the executive personnel with the benefits of a stable base compensation that is comparable to what they would receive from most of our competitors.  The second element is to provide executive personnel with a substantial equity position in the form of stock options.  These stock options link individual compensation to individual contribution and company performance, and align the executives’ financial interests with those of our shareholders.

          Base Salaries. We determined at the time of our spin-off from ATL Ultrasound in April 1998 that our executive officers would not be eligible for an increase in base salary until 2000.  In 2000, the compensation committee undertook a review of the compensation levels of our executive officers in comparison to executive salary information for publicly held medical device companies having market capitalization comparable to ours.  It was then, and remains, our intention that once our executive officers’ base salaries were brought up to a level representing market or a premium to market base salary, we would make adjustments as necessary to maintain them at market or a premium to market, but we would not otherwise routinely increase our executive officers’ base salaries.

          In January 2003, we engaged a consulting firm to evaluate our executive officers’ base salaries relative to the market and recommend any adjustments to them.  In July 2003, based on the consulting firm's evaluation, the compensation committee reviewed our executive officer base salaries and, after considering performance during the previous year, recommended to the board adjustments in the base salaries of some of our executive officers.   The 2003 salaries of the named executive officers are shown in the “Salary” column of the executive compensation table. In 2003, the compensation committee recommended a base salary increase for Mr. Goodwin to $325,000 based on company performance and competitive market data provided by the consulting firm that was hired to evaluate our executive compensation.

          Bonuses.  The compensation committee may recommend to the board cash bonuses to our executives based on attaining both corporate and individual goals established at the beginning of each year.  For fiscal year 2003, the compensation committee recommended cash bonuses of $25,000 for Mr. Garrett and $32,500 for Ms. Surace-Smith.

          Stock Option Grants.  Stock options are granted to provide a long-term incentive opportunity that is directly linked to increases in shareholder value. Generally, options are granted with an exercise price at least equal to the market value of the common stock on the date of grant and have 10-year terms.  Options granted prior to October 22, 2002 are generally exercisable in 25% annual increments beginning one year from the date of grant.  In October 2002, the compensation committee recommended to the board, and the board approved, a change in the vesting schedule for employee option grants in order to make the terms of our options consistent with prevailing market practice.  Beginning on October 22, 2002, initial options granted to new employees vest and become exercisable 25% on the one-year anniversary of the date of hire, and then vest approximately 2% monthly thereafter, with the options becoming 100% vested and exercisable four years from the employee’s date of hire.  Option grants made to employees who have been employed by us for at least one year, vest approximately 2% per month, commencing one month from the date of grant, with 100% vested and exercisable four years from the date of grant.  The compensation committee considers the performance of the officers during the past year when determining the amount of options to be granted to them.

          During 2003, we granted options to purchase 140,000 shares of SonoSite stock to the executive officers named in the summary compensation table as follows:  Mr. Goodwin received 50,000 options, Messrs. Garrett and Schuh each received 25,000 options, and Ms. Surace-Smith and Mr. Walton each received 20,000 options.  These options were granted in connection with our annual review of officer compensation.

          The compensation committee has adopted a policy with respect to the application of Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation of $1,000,000 on the compensation of our executive officers. Pursuant to Section 162(m), compensation above $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of the Code and approved by our shareholders.  The compensation committee expects that the cash compensation that SonoSite will pay to each of its executive officers will be below $1,000,000, and the compensation committee believes that stock options granted under the 1998 Plan will qualify as “performance-based compensation” pursuant to Section 162(m).

Compensation Committee

Richard S. Schneider, Ph.D. (Chairman)
Kirby L. Cramer
Steven R. Goldstein, M.D.
Robert G. Hauser, M.D.
Jacques Souquet, Ph.D.

AUDIT COMMITTEE REPORT

          The information contained in the following report of the audit committee of our board of directors shall not be deemed to be “soliciting material” or “filed” with the SEC except to the extent that SonoSite specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

          The audit committee of the board of directors is composed of William G. Parzybok, Jr. (Chairman), Edward V. Fritzky and Jeffrey Pfeffer, Ph.D.  Our board of directors has determined that all audit committee members are “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Marketplace Rules. Messrs. Parzybok and Fritzky and Dr. Pfeffer served on the audit committee for the entire year of 2003.  The audit committee operates under a written charter, adopted by the board of directors, and as revised on October 21, 2002 and February 11, 2004.  We are in compliance with the listing standards of the National Association of Securities Dealers, Inc. on audit committee charters and composition.

          Our management is responsible for our internal controls and the financial reporting process.  Our independent auditor, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on its audit.  The audit committee’s responsibility is to monitor and oversee these processes.  In addition, the audit committee recommends to the full board of directors the selection of our independent auditors.

          In this context, the audit committee has met and held discussions with management and the independent auditors.  In addition, the members of the audit committee individually reviewed our financial statements before their filing with the SEC in our periodic reports on Forms 10-Q and 10-K.  Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors.  The audit committee met with the independent auditors, without management present, to discuss the results of its audit, the evaluation of our internal controls and the overall quality of our financial reporting.  The audit committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

          The audit committee also reviewed with our independent auditors the written disclosures required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of non-audit services with the auditors’ independence. During 2003, the audit committee pre-approved all audit and non-audit services provided by our independent auditors.

          Based on the audit committee’s discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC.

Audit Committee

William G. Parzybok, Jr. (Chairman)
Edward V. Fritzky
Jeffrey Pfeffer, Ph.D.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on shares of SonoSite’s common stock with the cumulative total return of the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index for the period beginning on April 7, 1998, and ending on December 31, 2003.

	4/07/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

SonoSite, Inc	$100.00	$94.32	$287.50	$115.91	$233.55	$118.82	$195.36
Nasdaq National Market, U.S. Index	$100.00	$123.22	$229.00	$137.81	$109.32	$75.53	$113.16
Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index	$100.00	$103.79	$125.70	$130.44	$142.26	$115.20	$170.23

          Assumes $100 invested in shares of SonoSite’s common stock, the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index, with all dividends reinvested.  Stock prices shown above for the common stock are historical and not indicative of future price performances.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

          Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no forms were required for those persons, we believe that during the 2003 fiscal year, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Except as otherwise noted, the following table summarizes information regarding the beneficial ownership of our outstanding common stock as of February 20, 2004, for:

•	each person or group that we know owns more than 5% of the common stock,

•	each of our directors,

•	each of our executive officers named in the summary compensation table, and

•	all of our directors and executive officers as a group.

          Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting or investment power.  Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.  Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.  As of February 20, 2004, 14,627,722 shares of common stock were issued and outstanding.  The officers and directors in the following table can be reached at our principal offices.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned

State of Wisconsin Investment Board (1)	1,920,800	13.13%
121 East Wilson Street
Madison, WI 53702
WM Advisors, Inc. (1)	1,295,088	8.85
1201 Third Avenue, 22nd Floor
Seattle, WA 98101
Kopp Investment Advisors, LLC (1)(2)	1,195,250	8.17
7701 France Avenue South, Suite 500
Edina, MN 55435
Brown Capital Holdings Incorporated (1)(3)	1,190,090	8.14
901 South Bond Street, Suite 400
Baltimore, MD 21231
Kevin M. Goodwin (4)	271,760	1.86
Kirby L. Cramer (5)	114,632	*
Bradley G. Garrett (6)	90,729	*
Michael J. Schuh (7)	80,479	*
Jacques Souquet, Ph.D. (8)	56,889	*
Daniel S. Walton (9)	50,933	*
Jeffrey Pfeffer, Ph.D. (10)	47,800	*
William G. Parzybok, Jr. (11)	47,000	*
Edward V. Fritzky (12)	41,000	*
Steven R. Goldstein, M.D. (6)	30,000	*
Richard S. Schneider, Ph.D. (6)	25,000	*
Kathryn Surace-Smith (6)	12,083	*
Robert G. Hauser, M.D. (13)	—	—
All directors and executive officers as a group (12 people) (14)	868,305	5.94

*	Less than one percent.
(1)	Based on publicly available information as of December 31, 2003.
(2)	Kopp Investment Advisors, LLC is wholly owned by Kopp Holding Company, LLC, which is controlled by LeRoy C. Kopp though Kopp Holding Company.

(3)

Includes 244,415 shares held by clients of Brown Investment Advisory and Trust Company, to which Brown Capital Holdings Incorporated is a parent holding company, and 945,674 shares owned by clients of Brown Investment Advisory Incorporated, a wholly-owned subsidiary of Brown Investment Advisory and Trust Company.

(4)	Includes 241,458 shares subject to options exercisable within 60 days of February 20, 2004 and 10,602 shares held in individual retirement accounts.
(5)	Includes 70,000 shares subject to options exercisable within 60 days of February 20, 2004 and 2,000 shares held by Mr. Cramer’s spouse.
(6)	Represents shares subject to options exercisable within 60 days of February 20, 2004.
(7)	Includes 76,979 shares subject to options exercisable within 60 days of February 20, 2004 and 1,000 shares held in an individual retirement account.
(8)	Includes 40,000 shares subject to options exercisable within 60 days of February 20, 2004.
(9)	Includes 50,833 shares subject to options exercisable within 60 days of February 20, 2004 and 100 shares held in an individual retirement account.
(10)	Includes 40,000 shares subject to options exercisable within 60 days of February 20, 2004 and 7,800 shares over which Dr. Pfeffer and his spouse share voting and dispositive power.
(11)	Includes 40,000 shares subject to options exercisable within 60 days of February 20, 2004.
(12)	Includes 40,000 shares subject to options exercisable within 60 days of February 20, 2004.
(13)	Dr. Hauser joined the board of directors in February 2004 and therefore holds no options exercisable within 60 days of February 20, 2004.
(14)	Includes 757,082 shares subject to options exercisable within 60 days of February 20, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Relationship with ATL Ultrasound.  One of our directors, Jacques Souquet, Ph.D., retired in 2002 from his position as an executive officer of Philips Medical Systems, which acquired all of the outstanding shares of ATL in 1998.  In connection with our spin-off from ATL, we entered into the following agreements with ATL that govern our relationship and provide for the allocation of certain liabilities and obligations arising from periods prior to the spin-off:

          Technology Transfer and License Agreement.  We entered into a technology transfer and license agreement with ATL.  Under this agreement, we took ownership of certain ultrasound technology developed as part of a government grant and also patent rights, which had been established or were being pursued for that technology.

          As part of this agreement, we also entered into a cross-license whereby we have the exclusive right to use technology existing on the distribution date or developed by ATL during the three-year period following the Distribution Date in ultrasound devices weighing 15 pounds or less, and ATL has the exclusive right to use our technology existing on the Distribution Date or developed by us during the same three-year period in ultrasound devices weighing more than 15 pounds.  On April 6, 2003, this license became nonexclusive and, except for the patented technology of each party, extends to all ultrasound devices regardless of weight.

          Our license from ATL bears a royalty equivalent to a percentage of the net sales of ultrasound products under 15 pounds that use ATL technology.  Royalty payments are required through September 2007.  If, prior to April 6, 2006, any single person or entity engaged in the medical diagnostic imaging business, other than through the sale or manufacture of our products, obtains, directly or indirectly, voting control of a majority of our common stock or the power to elect our entire board of directors, we will be required to pay $75 million to ATL.

          Change-in-Control Agreements With our Executive Officers.  We have entered into change-in-control agreements with Messrs. Garrett, Goodwin, Schuh and Walton and Ms. Surace-Smith, our executive officers.  See “Executive Compensation--Change-in-Control Arrangements.”

          We believe that the transactions described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Any future transactions between us and our officers, directors, principal shareholders and their affiliates will be subject to approval by a majority of our board of directors, including a majority of our independent and disinterested directors, and will be on terms that we believe are no less favorable to us than would be available from independent third parties.

PROPOSAL TWO:  RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS

          KPMG LLP has been recommended by the audit committee of the board for reappointment as our independent auditors. KPMG LLP has been our independent auditors since 1998. The firm is registered with the Public Company Accounting Oversight Board. The board of directors has appointed KPMG LLP as our independent auditors for the year ending December 31, 2004.

          Shareholder ratification of the selection of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. However, the board of directors is submitting the appointment of KPMG LLP to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of SonoSite and its shareholders.

          The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG LLP.

          A representative of KPMG LLP is expected to be present at the annual meeting and will have the opportunity to make a statement, if the representative so desires.  The representative will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.

FEE DISCLOSURES

          The following chart shows the aggregate fees billed to SonoSite by KPMG LLP for professional services in the named categories for the years ended December 31, 2003 and December 31, 2002:

	Fiscal Year 2003	Fiscal Year 2002

Audit fees (1)	$249,000	$359,000
Audit-related fees (2)	11,000	12,000
Tax fees (3)	49,000	96,000
All other fees (4)	4,000	31,000
Total	$313,000	$498,000

(1)

Audit fees consisted of professional services rendered in connection with the audit of SonoSite’s annual financial statements, reviews of the financial statements included in SonoSite’s quarterly reports on Form 10-Q, statutory audits and reviews of documents filed with the SEC. Additionally, audit fees for 2002 also consisted of approximately $159,000 for professional services rendered in connection with the registration and issuance of securities.

(2)	Audit-related fees for 2003 and 2002 consisted of professional services rendered in connection with the audit of SonoSite’s 401(k) benefit plan.

(3)	Tax fees for 2003 and 2002 consisted of professional services rendered for the review of tax returns and consultations on various tax matters.

(4)	All other fees consisted of consultations relating to foreign stock option and statutory profit plans.

          The audit committee’s charter provides that the committee meet and will pre-approve all audit services and all permissible nonaudit services to be performed for SonoSite by its independent auditors. Our audit committee has determined that KPMG LLP’s rendering of all other nonaudit services is compatible with maintaining auditor independence.

OTHER BUSINESS

          The board of directors does not intend to present any business at the annual meeting other than as set forth in the accompanying notice of annual meeting of shareholders and has no present knowledge that any others intend to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

DEADLINE FOR RECEIPT OF
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

          Shareholder proposals intended for inclusion in the proxy materials for our 2005 annual meeting must be received by us no later than November 25, 2004 (the anniversary date of this year’s proxy mailing minus 120 days).

          Pursuant to our bylaws, shareholders that intend to present a proposal that will not be included in the proxy materials must give written notice of the proposal to us no fewer than 90 days prior to the date of the 2005 annual meeting.  If our 2005 annual meeting is scheduled for a date earlier than the first Tuesday in May, however, such notice must be given within ten days after our first public disclosure of the scheduled meeting date.  In addition, if we receive notice of a shareholder proposal after February 8, 2005 (the anniversary date of this year’s proxy mailing minus 45 days), the persons named as proxies in the proxy materials will have discretionary authority to vote on such shareholder proposal.  Such proposals should be directed to the Secretary, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021-3904.

ANNUAL REPORT AND FORM 10-K

          A copy of our combined annual report to shareholders and annual report on Form 10-K for the year ended December 31, 2003 accompanies this proxy statement.  If you did not receive a copy, you may obtain one without charge by writing or calling Investor Relations, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021-3904, (425) 951-1200.

By Order of the Board of Directors

Kathryn Surace-Smith Vice President, General Counsel and Secretary
Bothell, Washington March 12, 2004

          Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote through the telephone or Internet voting procedures described on the proxy card. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

          Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the annual meeting.

SONOSITE, INC.
C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to SonoSite, Inc. c/o ADP, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The board of directors recommends a vote “FOR” the nominees.

FOR	WITHHOLD	Nominees:
Election of 9 directors	Kirby L. Cramer Kevin M. Goodwin	William G. Parzybok, Jr. Jeffrey Pfeffer, Ph.D.
Edward V. Fritzky	Richard S. Schneider, Ph.D.
WITHHOLD for the following only: (write the name of nominee in the space below) _____________________________________________	Steven R. Goldstein, M.D. Robert G. Hauser, M.D.	Jacques Souquet, Ph.D.

Unless otherwise directed, all votes will be appointed equally among those persons for whom authority is given to vote.

The board of directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as independent auditors

FOR	AGAINST	ABSTAIN
Ratification of appointment of
independent auditors

I plan to attend the annual meeting

Please sign exactly as your name appears hereon.  Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles.  An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title.  If your shares are held by two or more persons, each person must sign.  Receipt of the notice of meeting and proxy statement is hereby acknowledged.

SIGNATURE	DATE	SIGNATURE (JOINT OWNER)	DATE

SONOSITE, INC.

This Proxy is solicited by the Board of Directors for the
Annual Meeting of Shareholders – April 27, 2004

The undersigned hereby appoint(s) Kevin M. Goodwin, Michael J. Schuh and Kathryn Surace-Smith and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of SonoSite, Inc. held of record by the undersigned on March 10, 2004 at the annual meeting of shareholders of SonoSite to be held at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904 at 8:00 a.m. on Tuesday, April 27, 2004, with authority to vote upon the matter listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

X	Please mark your vote as in this example

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS IN THE SPACE PROVIDED.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.